UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 3, 2018

INTELLIGENT CLOUD RESOURCES, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-202294	N/A
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8717 N. Mattox Rd. Apt C198
Kansas City, MO 64154
(Address of principal executive offices)

(647) 478-6385
(Registrant's telephone number, including area code)

N/A
(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2018, Michael Anthony Paul and Christopher Pay were removed as officers and directors of Intelligent Cloud Resources, Inc. (the “Company”), effective immediately, by a vote of 50.84% of the voting shareholders (the “Shareholders”). Also, on May 7, 2018, the Shareholders elected Warren Dillon Booth to as the sole officer and director of the Company.

Warren Dillon Booth, age 62, has 30 plus years of marketing experience. Mr. Booth has been the President and CEO of Skyline Capital since 1993. Skyline Capital specializes in public relations. Mr. Booth has a 3-year Marketing Diploma at St. Lawrence College, Kingston Ontario, from 1974 to 1977.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Written Consent of the Majority Holders of the Shares of the Company.

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SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 7, 2018

Intelligent Cloud Resources, Inc.

/s/ Fatima Khan
Fatima Khan

/s/ Rehan Saeed
Rehan Saeed

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EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Written Consent of the Majority Holders of the Shares of the Company.

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